Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Gores Sponsor X LLC

Address of Joint Filer:	c/o Gores Holdings X, Inc.
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings X, Inc. (GTEN)
Trading Symbol:

Date of Event Requiring Statement:	5/1/2025
(Month/Day/Year)

Designated Filer:	Gores Sponsor X LLC

Name of Joint Filer:	AEG Holdings, LLC

Address of Joint Filer:	c/o Gores Holdings X, Inc.
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings X, Inc. (GTEN)
Trading Symbol:

Date of Event Requiring Statement:	5/1/2025
(Month/Day/Year)

Designated Filer:	Gores Sponsor X LLC

Name of Joint Filer:	Alec Gores

Address of Joint Filer:	c/o Gores Holdings X, Inc.
6260 Lookout Road
Boulder, CO 80301

Relationship of Joint Filer	10% Owner, Director
to Issuer:

Issuer Name and Ticker or	Gores Holdings X, Inc. (GTEN)
Trading Symbol:

Date of Event Requiring Statement:	5/1/2025
(Month/Day/Year)

Designated Filer:	Gores Sponsor X LLC